As filed with the U.S. Securities and Exchange Commission on July 13, 2020
Registration No. 333-239000

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Healthcare Business Resources Inc.
(Exact name of registrant as specified in its charter)

Delaware	8742	84-3639946
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

718 Thompson Lane, Suite 108-273
Nashville, Tennessee 37204
615-856-5542
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen Epstein
Chief Executive Officer
Healthcare Business Resources Inc.
718 Thompson Lane, Suite 108-273
Nashville, Tennessee 37204
615-856-5542
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joel Arberman
Meraki Partners, LLC
11932 Fountainside Circle
Boynton Beach, Florida 33437
Telephone: 516-299-9092
Facsimile: 516-299-9094

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)

Common Stock, $.001 par value	33,500	$10.00	$335,000	$43.48

(1)
Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock, as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
This price is used for the purpose of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

(3)
Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

i

The information in this preliminary prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.  Subject to completion, dated July 13, 2020.

PROSPECTUS

HEALTHCARE BUSINESS RESOURCES INC.
Up to 33,500 shares of common stock

This prospectus relates to the resale or other disposition from time to time of up to 33,500 shares of common stock by the Selling Stockholders named in this prospectus (the “Selling Stockholders”). We are not selling any shares of Common Stock under this prospectus and will not receive any proceeds from the sale of the Shares.

This is a direct public offering since the Selling Stockholders are offering their shares directly to the public without the participation of an underwriter. The Selling Stockholders will be responsible for selling their own shares. Our registration of the securities covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the shares.

The Selling Stockholders will be offering shares at a fixed price of $10 per share until our common stock becomes quoted or listed. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria.
The Selling Stockholders will bear all discounts, concessions, commissions and similar expenses, if any, attributable to the sale of shares of common stock.  We will bear all other costs, expenses and fees in connection with the registration of shares of common stock.  For more information, see “Plan of Distribution” beginning on page 19 of this prospectus.

No public market currently exists for our common stock. Subsequent to the effective date of the registration statement of which this prospectus is a part, we intend to have our shares quoted on the OTCQB operated by OTC Markets Group, Inc., although we have made no arrangements to have our shares quoted on the OTCQB as of the date of this prospectus. We cannot assure you that our shares will ever be quoted on the OTCQB.  Consequently, if you purchase shares in this offering you may not be able to sell your shares in any organized marketplace and you may be limited to selling your shares privately. Accordingly, an investment in our shares is an illiquid investment.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

THE SECURITIES BEING OFFERED ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. THEY SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is [_______], 2020

ii

Table of Contents

Cautionary Statement Regarding Forward-Looking Statements	1
Prospectus Summary	2
Risk Factors	5
Use of Proceeds	13
Determination of Offering Price	13
Selling Stockholders	13
Plan of Distribution	15
Description of Securities	16
Market for Common Equity and Related Stockholders Matters	18
Security Ownership of Certain Beneficial Owners and Management	19
Description of Our Business	20
Management Discussion and Analysis of Financial Condition	26
Directors, Executive Officers, Promoters and Control Persons	28
Executive Compensation	29
Certain Relationships And Related Transactions, And Director Independence	30
Interest of Named Experts and Counsel	31
Legal	31
Experts	31
Changes in and Disagreements With Accountants on Accounting and Financial Disclosure	31
Where You Can Find More Information	31
Index to Financial Statements	F-1

iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements include statements we make concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. Some forward-looking statements appear under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business.” When used in this prospectus, the words “estimates,” “expects,” “anticipates,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “foresees,” “seeks,” “likely,” “may,” “might,” “will,” “should,” “goal,” “target” or “intends” and variations of these words or similar expressions (or the negative versions of any such words) are intended to identify forward-looking statements. All forward-looking statements are based upon information available to us on the date of this prospectus.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, the matters discussed in this prospectus in the sections captioned “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business.” Some of the factors that we believe could affect our results include future business and financial performance or conditions, anticipated sales growth, competition from larger, more established companies with greater economic resources than we have, expenses, profits or losses, new product introductions, financing and working capital requirements and resources, control by our principal equity holders and the other factors set forth herein, including those set forth under “Risk Factors.”

There are likely other factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements. All forward-looking statements attributable to us in this prospectus apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by law.

PROSPECTUS SUMMARY

This summary highlights material information concerning our business and this offering. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus and the information incorporated by reference into this prospectus, including the information presented under the section entitled “Risk Factors” and the financial data and related notes, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

In this prospectus, unless context requires otherwise, references to “we,” “our,” “us” and “our Company” refer to Healthcare Business Resources Inc., a Delaware corporation, and all subsidiaries.

You should rely only on the information contained in this prospectus and any accompanying prospectus supplement. We have not, and the Selling Stockholders have not, authorized anyone to provide you with additional or different information. The prospectus may be used only for the purposes for which it has been published. If you receive any other information, you should not rely on it. You should assume that the information contained in this prospectus or any accompanying prospectus supplement is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations or prospects may have changed since that date. You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to the registration statement of which this prospectus is a part or that we may otherwise publicly file in the future because any such representation or warranty was made solely for the benefit of the parties to such agreement, may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date. No offer of these securities is being made in any jurisdiction where such offer or sale is prohibited.

We may file a prospectus supplement to add to, update or change the information contained in this prospectus and, to the extent inconsistent, information in this prospectus will be superseded by the information in the prospectus supplement. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to under the headings “Where You Can Find Additional Information.”

Our Business and Corporate History

We are in our development stage. We plan to generate revenue by providing consulting services. These services include:

●
management consulting related to sales, marketing, business development and advisory board functions to healthcare organizations; and
●
financial incentive program services to identify grants, tax credits and other government incentives for companies across a variety of industries including healthcare.

Our management, board of advisors and board of directors have extensive experience in market expansion strategies, financial analysis, acquisition integration, management consulting and training, healthcare law, corporate law, capital markets, mergers and acquisitions. We believe the combined experience, knowledge, credibility and connections of our people are unique and potentially valuable to prospective clients. As a result, even though we are a new business with no revenues to date, we believe we will successfully execute our business plan. See “Description of Business - Our Competitive Strengths” in this prospectus.

Management consulting services

Our management consulting services are designed to help clients increase revenue, improve overall efficiency of their operations, grow strategically and increase profitability. We provide clients with advice and assistance tailored to address each client’s challenges and opportunities, with a focus on healthcare organizations that are facing significant operational and financial changes. We believe that distressed companies respond to challenges by restructuring their business and capital structure, while healthy companies strive to capitalize on opportunities by improving operations, reducing costs and maximizing revenue. Many organizations have limited resources dedicated to respond effectively to challenges and opportunities. As a result, we believe many organizations seek to supplement their internal resources with experienced independent consultants like us.

As part of our management consulting services, we will perform an initial review of a prospective clients relevant financial, tax and business documentation at no cost to determine areas for potential corporate improvement and growth opportunities.

We plan to charge clients a fee for our management consulting services based on time (e.g. hourly or monthly) or based on performance (e.g. revenue or cost savings). As of the date of this Prospectus, we have not generated any management consulting services revenue and we are unable to determine how long, if ever, it would take to attract paying clients. We cannot assure you that we will ever generate enough management consulting revenue to sustain our operations.

Financial incentive program services

Our financial incentive program services are designed to identify grants, tax credits and other government incentives for companies across a variety of industries including healthcare. We will assist with advising on and documenting business processes related to such credits and rebates and work with certified public accounting firms and business owners to compile reports and documentation required to apply for various financial incentive programs.

As part of our financial incentive program services, we will perform an initial review of a prospective client’s relevant financial, tax and business documentation at no cost to determine the potential economic benefits from various federal and state incentive programs.

We plan to charge clients a fee primarily based on the economic benefit we facilitate from any incentive programs, when permitted by any applicable rules and guidelines. Where contingency fees are not permissible, fixed fee contracts may be used. As part of our incentive program services, we may be at risk for certain third-party accounting, legal and consulting fees until such time as we are reimbursed by our client, if ever. As of the date of this Prospectus, we have not generated any financial incentive program services and we are unable to determine how long, if ever, it would take to attract paying clients. We cannot assure you that we will ever generate enough financial incentive program revenue to sustain our operations

We were incorporated in Delaware on September 9, 2019. We conduct all our operations through our wholly owned subsidiary, HBR Business Development, LLC which was incorporated in Delaware on January 21, 2020. Our business address 718 Thompson Lane, Suite 108-273, Nashville, Tennessee 37204 and our telephone number is 615-856-5542. In this prospectus, unless context requires otherwise, references to “we,” “our,” “us” and “our Company” refer to Healthcare Business Resources Inc., a Delaware corporation, and all subsidiaries. Our website is www.HealthcareBusinessResources.com Information contained on our website does not constitute part of this Prospectus.

The Offering

The Selling Stockholders identified under the section titled “Selling Stockholders,” may offer and sell up to 33,500 shares of our common stock. The Selling Stockholders will be offering shares at a fixed price of $10 per share until our common stock becomes quoted or listed. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. We will not receive any of the proceeds of sales by the Selling Stockholders of any of the common stock covered by this prospectus.

Prior to this Offering, no public market has existed for our common stock. Subsequent to the effective date of the registration statement of which this prospectus is a part, we intend to have our shares quoted on the OTCQB operated by OTC Markets Group, Inc., although we have made no arrangements to have our shares quoted on the OTCQB as of the date of this prospectus. We cannot assure you that our shares will ever be quoted on the OTCQB.  Consequently, if you purchase shares in this offering you may not be able to sell your shares in any organized marketplace and you may be limited to selling your shares privately. Accordingly, an investment in our shares is an illiquid investment.

November 2019 Private Placement

In connection with the organization of our Company, on November 8, 2019 we issued 950,000 shares of our common stock to our founder and certain of our advisors for total consideration of $950, or $0.001 per share, for services rendered by these persons to our Company. No registration rights were provided to these shareholders in connection with this this private placement.

January 2020 Private Placement

In January 2020, we issued 29,500 shares of our common stock to 52 accredited investors for total consideration of $191,750, or $6.50 per share. No registration rights were provided to these shareholders in connection with this this private placement.

Controlled Company.

Stephen Epstein, our Chief Executive Officer, President, Chief Financial Officer, Secretary and Director, controls more than 50% of the outstanding voting power of our common stock based on his ownership and control over an aggregate of 675,000 shares of our common stock representing 69% of the total votes on which stockholders beneficially own and would be entitled to vote, he can approve all stockholder actions requiring a majority vote of stockholders, including the election of all members of our board of directors.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as defined in the JOBS Act because we had less than $1.07 billion in revenues during our last fiscal year. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●
being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●
not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”);

●
reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●
exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by the JOBS Act. To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

RISK FACTORS

An investment in the securities offered involves a high degree of risk and represents a highly speculative investment. In addition to the other information contained in this prospectus, prospective investors should carefully consider the following risks before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be materially adversely affected. As a result, the price of our common stock could decline from the offer price and, if the common stock ever trades, the trading price could decline, and you may lose all or part of your investment in our common stock. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward Looking Statements” in this prospectus.

Additional risks and uncertainties not currently known to us or that we presently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations and value of our stock. You should not purchase the securities offered unless you can afford the loss of your entire investment.

RISKS RELATED TO OUR BUSINESS

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We have had limited operations to date. Therefore, we have a limited history upon which to evaluate the merits of investing in our company. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered considering the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate enough cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We may incur significant losses into the foreseeable future.  We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

We have experienced operating losses in the past and we may not generate enough funds to sustain a level of profitability in the future.

Since our inception, we have incurred significant losses and experienced negative operating cash flow. We incurred a net loss from operations of $19,857 from inception to February 28, 2020, and we anticipate that we will continue to incur significant operating losses through at least 2021. Additionally, we expect to continue to make significant operating and capital expenditures in 2019 and beyond in connection with our growth and expansion plans. As a result, we may require additional debt or equity financing to sustain our operations, generate revenue and achieve profitability, and we cannot assure you that either of these things will ever occur.

Our profitability is tied to the strength of the companies from whom we provide consulting services, which are subject to general business and macroeconomic conditions beyond our control.

Our profitability is closely related to the strength of companies from whom we provide consulting services, which can be cyclical in nature and affected by changes in national, state and local economic conditions which are beyond our control. Macroeconomic conditions that could adversely impact the growth of our business and those we consult to include, but are not limited to, economic slowdown or recession, increased unemployment, increased energy costs, reductions in the availability of credit or higher interest rates, increased costs of conducting business, inflation, disruptions in capital markets, declines in the stock market, adverse tax policies or changes in other regulations, lower consumer confidence, lower wage and salary levels, war or terrorist attacks, natural disasters or adverse weather events, or the public perception that any of these events may occur. Unfavorable general economic conditions, such as a recession or economic slowdown, in the United States or other markets we enter and operate within could negatively affect the affordability of, and consumer demand for, our services, or the services of the companies with whom we have royalty stream agreements, which could have a material adverse effect on our business and profitability.

We may never generate enough income to become profitable.

Our ability to generate income from consulting services and become profitable will depend, among other things, upon our ability to successfully prospect for clients, negotiate consulting agreements, become engaged by clients, add value and collect our payment for consulting services rendered. Even if we are able to successfully do these and other things that are within our control, there are numerous other factors, some of which are not within our control, that could impact our ability to generate income or cash flows or be profitable, including those discussed in these risk factors.

We are unable to predict the timing or amount of future cash receipts, or when or whether we will be able to achieve or maintain profitability. Even if we secure consulting agreements as described above, we anticipate incurring significant costs associated with our efforts to achieve or maintain profitability. Further, we may not receive the cash amounts that we expect, or any at all, from any of our current or future consulting agreements.

Our business strategy depends on our ability to enter into consulting agreements with healthcare organizations. We may not be able to enter additional contracts in the future or enter into the number of additional contracts that we anticipate would be necessary to support our business model.

Our strategy depends in large part on our ability to benefit from economies of scale. Accordingly, we are actively pursuing additional consulting contracts that we intend to enter into in the future. However, we have no current commitments to enter any other contracts.

We do not know if future potential clients will agree to enter consulting agreements and we may not be able to attract enough additional contracts. For example, future potential clients may not view our consulting services as an attractive value proposition to them due to any number of factors, including differing expectations of an appropriate purchase price, which may be based on any number of factors. As a result, we may be forced to revise our business model.

It is difficult to estimate with precision the projected consulting payments under any agreement because such estimation is necessarily based on future events that may or may not occur and that could change based on a number of factors that are hard to control.

Due to the inherent uncertainty in predicting the future, it is difficult to estimate with precision the projected future payments associated with our consulting agreements. These estimations are based on future events that may or may not occur. Additionally, future events change based on several factors that are difficult or impossible to control. As a result, it is difficult to predict an accurate stream of revenue and our competitive position, results of operations, financial condition and cash flows could be materially adversely impacted if we receive less revenue from royalty interests than estimated.

Our business may be adversely affected by competitive market conditions and we may not be able to execute our business strategy.

We expect to increase revenue and cash flow over time through a business strategy which requires us, among other things, to enter into consulting agreements with healthcare organizations. We face competition from other consulting firms and may not be successful in securing favorable agreements. Expanding our client base will require sustained management focus, organization and coordination over significant periods of time. The results of our strategy and the success of our implementation of this strategy will not be known for some time in the future. If we are unable to implement our strategy successfully or properly react to changes in market conditions, our financial condition, results of operations and cash flows could be adversely affected.

We may need additional capital in the future, which may not be available to us on favorable terms, or at all, and may dilute your ownership of our securities.

We have historically relied on outside financing and cash from operations to fund our operations, capital expenditures and expansion. We may require additional capital from equity or debt financing in the future to fund our operations. We may not be able to secure timely additional financing on favorable terms, or at all. The terms of any additional financing may place limits on our financial and operating flexibility. If we raise additional funds through issuances of equity, convertible debt securities or other securities convertible into equity, our existing shareholders could suffer significant dilution in their percentage ownership of our Company, and any new securities we issue could have rights, preferences and privileges senior to those of the securities we are offering herein. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

The global pandemic COVID-19, otherwise referred to as the Coronavirus, could impair our ability to raise additional funding or make such funding more costly.

The ongoing global pandemic has caused cessation of business and cause capital markets to decline sharply. This could make it more difficult for companies, including ours, to access capital. It is currently difficult to estimate with any certainty how long the pandemic and resulting curtailment of business will continue, and its effect on capital markets and our ability to raise funds is, accordingly, difficult to quantify. In addition, to the extent that any of our personnel or consultants are affected by the virus, this could cause delays or disruption in our research and development program and affect our ability to execute our plan of operations.

We may expand through acquisitions of, or investments in, other companies or through business relationships, all of which may divert our management’s attention, resulting in additional dilution to our shareholders and consumption of resources that are necessary to sustain our business.

We may acquire competing or complementary services, technologies or businesses. Any future acquisition, investment or business relationship may result in unforeseen operating difficulties and expenditures. We may encounter difficulties assimilating or integrating the acquired businesses, technologies, products, personnel or operations of the acquired companies, particularly if the key personnel of the acquired company choose not to work for us and we may have difficulty retaining the customers of any acquired business due to changes in management and ownership. Acquisitions may also disrupt our ongoing business, divert our resources and require significant management attention that would otherwise be available for ongoing development of our business. Moreover, we cannot assure you that the anticipated benefits of any acquisition, investment or business relationship would be realized or that we would not be exposed to unknown liabilities, nor can we assure you that we will be able to complete any acquisitions on favorable terms or at all.

If we fail to develop our brand cost-effectively, our business may be adversely affected.

Successful promotion of our brand will depend largely on the effectiveness of our marketing efforts and on our ability to provide reliable and useful services at competitive prices. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses we incur in building our brands. If we fail to successfully promote and maintain our brand or incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may fail to attract enough new operators to the extent necessary to realize a sufficient return on our brand-building efforts, and our business and results of operations could suffer.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

We operate in a highly competitive industry. The market for our services is competitive and rapidly changing, and the barriers to entry are relatively low. We experience competition from large established businesses possessing large, existing customer bases, substantial financial resources and established distribution channels. We expect competition to persist and intensify in the future. Competition could result in reduced sales, reduced margins or the failure of our services to achieve or maintain more widespread market acceptance, any of which could harm our business and our operating results could be harmed. Our principal competitors include any entity or individual providing consulting services, but not limited to business consultants, growth consultants, sales consultants, marketing consultants, distribution consultants and financial consultants.

Our current and potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their offerings. Our current and potential competitors have more extensive customer bases and broader customer relationships than we have. If we are unable to compete with such companies, the demand for our offering could substantially decline.

We will incur significant costs complying with our obligations as a reporting issuer, which will decrease our profitability.

Upon the effectiveness of our registration statement, we will elect to file periodic reports with the U.S. Securities and Exchange Commission (“SEC”), including financial statements and disclosure regarding changes in our operations. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major impact on the amount of time to be spent by our auditors and attorneys. However, we estimate that these costs will exceed $100,000 per year for the next few years. Those fees will be higher if our business volume and activity increases.  Those obligations will reduce our resources to fund our operations and may prevent us from meeting our normal business obligations. Compliance costs will be charged to operations and will negatively impact our profitability.

RISKS RELATED TO OUR MANAGEMENT

We are highly dependent on our ability to attract, train and retain consultants.

Our business is highly dependent on our ability to attract, train and retain consultants. In addition, because consultants become more productive as they gain experience, retaining those individuals is very important for our success. If we are unable to attract, train and retain effective consultants, our business, financial condition, cash flows or results of operations could be adversely affected. If we are unable to attract and retain consultants in our business, it could adversely affect our business, financial condition, cash flows and results of operations.

If we fail to retain our key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our ability to attract and retain key personnel. Our future also depends on the continued contributions of our executive officers, each of whom would be difficult to replace. Stephen Epstein is our Chief Executive Officer and is critical to the management of our business and operations and the development of our strategic direction. The loss of the services of any of our executive officers or key personnel and the process to replace any of our key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives. Our anticipated growth could strain our personnel resources and infrastructure, and if we are unable to implement appropriate controls and procedures to manage our anticipated growth, we may not be able to successfully implement our business plan.

Because our officers and directors engage in other business activities, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Stephen Epstein, our Chief Executive Officer, currently devotes approximately 40 hours per week providing management services to us. While he presently possess adequate time to attend to our interests, it is possible that his demands from his other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of any of our officers or directors could negatively impact our business development.

We are anticipating a period of rapid growth in our operations, which may place, to the extent that we are able to sustain such growth, a significant strain on our management and our administrative, operational and financial reporting infrastructure.

Our success will depend in part on the ability of our senior management to manage this expected growth effectively. To do so, we believe we will need to continue to hire, train and manage new employees or contractors as needed. If our new team members perform poorly, or if we are unsuccessful in hiring, training, managing and integrating these new team members, or if we are not successful in retaining our existing employees or contractors, our business may be harmed. To manage the expected growth of our operations and personnel, we will need to continue to improve our operational and financial controls and update our reporting procedures and systems. The expected addition of new team members and the capital investments that we anticipate will be necessary to manage our anticipated growth will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls by reducing expenses in the short term. If we fail to successfully manage our anticipated growth, we will be unable to execute our business plan.

If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy or completeness of our financial reports and the market price of our common stock may decline.

We need to improve the design, implementation, and testing of the internal controls over financial reporting requirements. If we are unable to remedy material weaknesses or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of its internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of the Common Stock could be negatively affected. We also could become subject to investigations by the stock exchange if we are ever listed on an exchange, Securities and Exchange Commission, or other regulatory authorities, which could require additional financial and management resources.

We do not have written documentation of our internal control policies and procedures. Due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. To the extent possible, the initiation of transactions, the custody of assets and the recording of transactions should be performed by separate individuals. As of February 28, 2020, the initiation of transactions and recording of transactions are performed solely by Stephen Epstein, our Chief Executive Officer.

We do not have a compensation or an audit committee, so shareholders will have to rely on our directors to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. These functions are performed by the members of our board of directors. Until we have an audit committee, there may be less oversight of management decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Our officers and directors own a controlling interest in our voting stock and investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Our officers and directors, in the aggregate, will beneficially own or have the right to vote 81.9% of our outstanding common shares on a fully diluted basis, assuming all the shares we are offering are sold and assuming none of the shares are purchased by any of our officers or directors.  As a result, these shareholders, acting together, will have the ability to control substantially all matters submitted to our shareholders for approval including: election of our board of directors; removal of any of our directors, amendment of our certificate of incorporation or by-laws; and adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our officers and directors collectively can influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. The interests of our officers may differ from the interests of the other shareholders, and they may influence decisions with which the other shareholders may not agree. Such decisions may be detrimental to our business plan and/or operations and they may cause the business to fail in which case you may lose your entire investment.

RISKS RELATED TO OUR SYSTEMS

Cybersecurity incidents could disrupt business operations, result in the loss of critical and confidential information, and adversely impact our reputation and results of operations.

We face growing risks and costs related to cybersecurity threats to our data and customer, employee data, including but not limited to:

●
the failure or significant disruption of our operations from various causes, including human error, computer malware, ransomware, insecure software, zero-day threats, or other events related to our critical information technologies and systems

●
the increasing level and sophistication of cybersecurity attacks, including distributed denial of service attacks, data theft, fraud or malicious acts on the part of trusted insiders, social engineering, or other unlawful tactics aimed at compromising the systems and data of our officers, employees, operators and their customers (including via systems not directly controlled by us, such as those maintained by independent sales agents, joint venture partners and third party service providers)
●
the reputational and financial risks associated with a loss of data or material data breach (including unauthorized access to our proprietary business information or personal information of our customers, employees and independent sales agents), the transmission of computer malware.

Global cybersecurity threats can range from uncoordinated individual attempts to gain unauthorized access to information technology systems via viruses, worms, and other malicious software, to phishing to advanced and targeted hacking launched by individuals or organizations. These attacks may be directed at the Company, its employees, operators, third-party service providers, joint venture partners and others.

In the ordinary course of our business, we and our third-party service providers store sensitive data, including our proprietary business information and intellectual property and that of our clients as well as personally identifiable information, sensitive financial information and other confidential information of our employees and customers. Additionally, we increasingly rely on third-party data processing, storage providers, and critical infrastructure services, including cloud solution providers. The secure processing, maintenance and transmission of this information are critical to our operations and with respect to information collected and stored by our third-party service providers, we are reliant upon their security procedures. A breach or attack affecting one of our third-party service providers or partners could harm our business even if we do not control the service that is attacked.

In addition, the increasing prevalence and the evolution of cyber-attacks and other efforts to breach or disrupt our systems or those of our employees, customers, third-party service providers and/or joint venture partners will likely continue to lead, to increased costs to us with respect to preventing, investigating, mitigating and remediating these risks, as well as any related attempted or actual fraud.

Our facilities and systems are vulnerable to natural disasters and other unexpected events and any of these events could result in an interruption of our ability to execute our business operations.

We will depend on the efficient and uninterrupted operations of our third-party data centers and hardware systems. The data centers and hardware systems are vulnerable to damage from earthquakes, tornados, hurricanes, fire, floods, power loss, telecommunications failures and similar events. If any of these events results in damage to third-party data centers or systems, we may be unable to provide our clients with our service until the damage is repaired and may accordingly lose clients and revenues. In addition, subject to applicable insurance coverage, we may incur substantial costs in repairing any damage.

Any significant disruption in service on our website or in our computer systems, or in our customer support services, could reduce the attractiveness of our services and result in a loss of customers.

The satisfactory performance, reliability and availability of our services are critical to our operations, level of customer service, reputation and ability to attract new customers and retain customers. Most of our computing hardware are co-located in third-party hosting facilities. None of the companies who host our systems guarantee that our customers’ access to our products will be uninterrupted, error-free or secure. Our operations depend on their ability to protect their and our systems in their facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events. If our arrangements with third-party data centers are terminated, or there is a lapse of service or damage to their facilities, we could experience interruptions in our service as well as delays and additional expense in arranging new facilities. Any interruptions or delays in access to our services, whether as a result of a third-party error, our own error, natural disasters or security breaches, whether accidental or willful, could harm our relationships with customers and our reputation. These factors could damage our brand and reputation, divert our employees’ attention, reduce our revenue, subject us to liability and cause customers to cancel their accounts, any of which could adversely affect our business, financial condition and results of operations.

We do not have a disaster recovery system, which could lead to service interruptions and result in a loss of customers.

We do not have any disaster recovery systems. In the event of a disaster in which our software or hardware are irreparably damaged or destroyed, we would experience interruptions in access to our services. Any or all these events could cause our customers to lose access to our services.

We rely on third-party computer hardware and software that may be difficult to replace or that could cause errors or failures of our service, which could cause us to suffer a decline in revenues and profitability.

We rely on computer hardware purchased and software licensed from third parties in order to offer our services. This hardware and software may not continue to be available on commercially reasonable terms, or at all. If we lose the right to use any of this hardware or software or such hardware or software malfunctions, our customers could experience delays or be unable to access our services until we can obtain and integrate equivalent technology or repair the cause of the malfunctioning hardware or software. Any delays or failures associated with our services could upset our customers and harm our business.

RISKS RELATED TO OUR SECURITIES AND THIS OFFERING

Because we can issue additional shares of common stock, our shareholders may experience dilution in the future.

We are authorized to issue up to 200,000,000 shares of common stock. Immediately prior to the closing of this offering, we will have approximately 979,500 shares of common stock issued and outstanding. Our board of directors has the authority to cause us to issue additional shares of common stock without the consent of any of our shareholders. Consequently, you may experience more dilution in your ownership of our securities in the future.

We do not intend to pay any cash dividends on our securities, so you will not be able to receive a return on your investment unless you sell your shares.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our securities. Unless we pay dividends, our security holders will not be able to receive a return on their securities unless they sell them.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  We intend to apply for admission to quotation of our securities on the OTCQB.  If for any reason our securities are not quoted on the OTCQB or a public trading market does not otherwise develop, purchasers of the securities may have difficulty selling their shares should they desire to do so.  No market makers have committed to becoming market makers for our common shares and it may be that none will do so. As a result, you should purchase shares only as a long-term investment, and you must be prepared to hold your shares for an indefinite period.

Financial Industry Regulatory Authority (FINRA) sales practice requirements may limit your ability to buy and sell our shares.

FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares, depressing our share price.

State securities laws may limit secondary trading, which may restrict the states in which, and conditions under which, you can sell the securities sold in this offering.

Secondary trading in securities sold in this offering will not be possible in any state in the U.S. unless and until the securities are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. We cannot assure you that we will be successful in registering or qualifying our securities for secondary trading or identifying an available exemption for secondary trading in our securities in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any state, the securities could not be offered or sold to, or purchased by, a resident of that state.  If a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

We may become subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which would likely make it difficult for our stockholders to sell their securities.

Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. This classification would severely and adversely affect any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

●
The basis on which the broker or dealer made the suitability determination; and

●
That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commission payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of Selling Stockholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock. In addition, the liquidity for our common stock may decrease, with a corresponding decrease in the price of our common stock. Our common stock, in all probability, will be subject to such penny stock rules for the foreseeable future and our stockholders will, in all likelihood, find it difficult to sell their shares of common stock.

The price of our common stock may fluctuate significantly.

The market price for our common stock could fluctuate significantly for various reasons, many of which are outside our control. Broad market and industry factors may materially reduce the market price of our common stock, regardless of our operating performance. In addition, price volatility may be greater if the public float and trading volume of our common stock is low. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to litigation, including class action lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

The offering price of our securities was arbitrarily determined.

The offering price of the securities we are offering you in this offering has been arbitrarily determined, and it does not necessarily bear any relationship to our asset value, net worth or other established criteria of value. As a result, if you invest in this offering, you will be exposed to a substantial risk of a decline in the value of your securities. Each prospective investor should make an independent evaluation of the fairness of the offering price.

Our Bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.

Our bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for:

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any derivative action or proceeding brought on behalf of our Company;

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any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the Company to the Company or the Company's stockholders;

●
any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation, or these by-laws; or

●
any action asserting a claim governed by the internal affairs doctrine;

This provision may have the effect of discouraging lawsuits against our directors and officers.

USE OF PROCEEDS

The Company will receive no proceeds from the resale of the shares of common stock by the Selling Stockholders. Unless otherwise set forth in a prospectus supplement, all of the shares of common stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders. The Selling Stockholders will receive all proceeds from such sales.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will be offering shares at a fixed price of $10 per share until our common stock becomes quoted or listed. The offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. There is no established public market for the securities being registered. No investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

In determining the initial public offering price of the shares we considered several factors including the following:

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our management team’s industry experience;
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our business plan and future prospects;
●
our capital structure;
●
prevailing market conditions, including the history and prospects for the industry in which we compete; and
●
risks we face as a business.

SELLING STOCKHOLDERS
The Selling Stockholders may offer and sell, from time to time, any or all of the shares of common stock covered by this prospectus.

The following table sets forth the name of the Selling Stockholders, the number of common shares beneficially owned by the Selling Stockholders prior to and after completion of the offering contemplated by this prospectus, and the aggregate number of shares that may be offered by the Selling Stockholders pursuant to this prospectus. The percentage of shares owned prior to the offering is based on 979,00 shares of common stock outstanding as of the date of this Prospectus.

Unless otherwise indicated, the term “Selling Stockholders” as used in this prospectus means the Selling Stockholders referred to in this prospectus, and their donees, pledgees, transferees, assigns and other successors-in-interest. Information concerning the Selling Stockholders may change from time to time and, to the extent required, we will supplement this prospectus accordingly. We have prepared the following table and the related notes based on information supplied to us by the Selling Stockholders.

The following table sets forth certain information provided by or on behalf of the Selling Stockholders as of June 30, 2020 concerning the common stock that may be offered from time to time by each Selling Stockholder with this prospectus. Unless otherwise noted, each Selling Stockholder has voting and investment power over the shares.

Name of Selling Stockholder(1)	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Number of Shares of Common Stock That May Be Sold Pursuant to This Prospectus	Number Shares of Common Stock Owned After Offering (2)	Percent
Scott Leune (3)	25,100	2,100	23,000	2.3%
Michael Portacci (4)	10,400	2,400	8,000	0.8%
Richard Tinsley (5)	15,000	2,000	13,000	1.3%
Daniel Eddington	3,100	3,100	—	—
The Stephen Fairley Trust (6)	2,000	2,000	—	—
Zhealth LLC Profit Sharing Plan (7)	2,000	2,000	—	—
Grapefruit Holdings, LLC (8)	1,600	1,600	—	—
Catherine Epstein	800	800	—	—
Dr. Brian Rosenberg	800	800	—	—
Kelly Patton-Woodward	800	800	—	—
Kevin Pugh	800	800	—	—
David B. Dunn	800	800	—	—
Hartman Executive And Leadership Services, Inc. (9)	800	800	—	—
Dustin Muscato	800	800	—	—
Jarod J Ferguson	800	800	—	—
Blue Horseshoe, LLC (10)	500	500	—	—
Ruth Broek	500	500	—	—
Bam Business Development, LLC (11)	400	400	—	—
Cynthia W. Brenke	400	400	—	—
David Morris	400	400	—	—
Scott Carson	400	400	—	—
Naomi Davis	400	400	—	—
Philippe Guerra	400	400	—	—
Diana Epstein	400	400	—	—
Greg Cooley	400	400	—	—
Alexander Alamis	400	400	—	—
Elizabeth Fox	400	400	—	—
William B. Sineath	400	400	—	—
Nathan Mccauley	400	400	—	—
Bernard Guerra	400	400	—	—
Edward Tinsley	400	400	—	—
Mark Hower	400	400	—	—
Valerie Bulova	400	400	—	—
James M. Adcox III	400	400	—	—
Jennifer I. Grimson IRA Innovations, LLC FBO Kevin Sheaffer 2102834 IRA (12)	400	400	—	—
Joseph Gellatly	400	400	—	—
Jacqueline Catala	400	400	—	—
Jared J. Bradley	400	400	—	—
Jonathan Saphire	400	400	—	—
Joel Fumer	400	400	—	—
Jay Nelson	400	400	—	—
Donald S. Delano	400	400	—	—
David Tourje	400	400	—	—
Rachelle Arberman	100	100	—	—
Joel Appleberry	100	100	—	—
David Crum	100	100	—	—
Paul R. Silovsky	100	100	—	—
Joe Jackson	100	100	—	—

(1)
In c/o Healthcare Business Resources Inc. 718 Thompson Lane, Suite 108-273, Nashville, Tennessee 37204.
(2)
Assumes that each Selling Stockholder sells all shares of Common Stock registered under this prospectus held by such Selling Stockholder.
(3)
Scott Leune is an advisor to the Company. He has voting and investment power over these securities.
(4)
Michael Portacci is an advisor to the Company. He has voting and investment power over these securities.
(5)
Rich Tinsley is an advisor to the Company. He has voting and investment power over these securities.
(6)
Stephen Fairley, as trustee, has voting and investment power over these securities.
(7)
David Zielske, as trustee, has voting and investment power over these securities.
(8)
Clair Good has voting and investment power over these securities.
(9)
Mark Hartman has voting and investment power over these securities.
(10)
Marty Bonick has voting and investment power over these securities.
(11)
Rich Tinsley is an advisor to the Company. He has voting and investment power over these securities.
(12)
Kevin Sheaffer has voting and investment power over these securities.

PLAN OF DISTRIBUTION

The Selling Stockholders will be offering shares in private transactions at a fixed price of $10 per share until our common stock becomes quoted or listed.

Upon commencement of the trading or listing of our common stock, each Selling Stockholder may, from time to time, sell any or all of their securities covered hereby on our principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
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block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
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an exchange distribution in accordance with the rules of the applicable exchange;
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privately negotiated transactions;
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settlement of short sales;
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in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
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a combination of any such methods of sale; or
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any other method permitted pursuant to applicable law.

            The Selling Stockholders may also sell securities under Rule 144 under the Securities Act if available, rather than under this prospectus.

            Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

            In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

            The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Company’s knowledge, no Selling Stockholder has any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

            The Company will pay certain fees and expenses incurred by the Company incident to the registration of the securities.  The Company will keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

            Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES

The following is a summary of the material rights and restrictions associated with our common stock. This description is not complete. The description of our capital stock and certain provisions of our certificate of incorporation and bylaws are summaries and are qualified by reference to our certificate of incorporation and bylaws that are currently in effect, which are included herein as Exhibit 3.1 and Exhibit 3.2.

General

As of the date of this Prospectus, our authorized capital stock consists of 200,000,000 shares of common stock, par value of $0.001 per share, and we had 979,500 shares of common stock held by 54 holders of record.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. The holders of outstanding shares of common stock are entitled to receive ratably any dividends declared by our board of directors out of assets legally available therefor. In the event that we liquidate, dissolve or wind up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. As discussed in “Risk Factors” above, certain provisions in our bylaws may discourage, delay or prevent a merger, acquisition or other change of control involving us that our stockholders may consider favorable. All outstanding shares of common stock are fully paid and non-assessable.

Except as otherwise required by Delaware law, all stockholder action, other than the election of directors, is taken by the vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter, at a meeting in which a quorum, consisting of a majority of the outstanding shares of common stock is present in person or by proxy. The election of directors by our stockholders is determined by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote, at a meeting held for such purposes at which a quorum, consisting of a majority of the outstanding shares of common stock, is present in person or by proxy. Our certificate of incorporation does not provide for cumulative voting in connection with the election of directors, and accordingly, holders of more than 50% of the shares voting will be able to elect all of the directors elected each year.

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. We do not intend to pay cash dividends on our common stock for the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

Options

Our 2020 Equity Incentive Plan which provides us with the ability to issue options on up to 200,000 common shares. As of the date of this Prospectus, there were no stock options issued.

Warrants

As of the date of this Prospectus, there were no warrants issued or outstanding.

Anti-Takeover Provisions

Certain of our charter and statutory provisions could make the removal of our management and directors more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our common stock. Furthermore, the existence of the foregoing provisions, as well as the significant common stock beneficially owned by our executive officers, and certain members of our board of directors, could lower the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Charter and Bylaw Provisions

Our certificate of incorporation and bylaws contain the following provisions that may have the effect of discouraging unsolicited acquisition proposals:

●
do not allow for cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;
●
empower our board of directors to fill any vacancy on our board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise;
●
provide that our board of directors is expressly authorized to adopt, amend or repeal our bylaws; and
●
provide that our directors will be elected by a plurality of the votes cast in the election of directors.

These provisions could lower the price that future investors might be willing to pay for shares of our common stock.

Delaware Law

Section 203 of the Delaware General Corporation Law (DGCL) is applicable to takeovers of certain Delaware corporations, including us. Subject to exceptions enumerated in Section 203, Section 203 provides that a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the date that the stockholder becomes an interested stockholder unless:

●
prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, though some shares may be excluded from the calculation; or
●
on or subsequent to that date, the business combination is approved by the board of directors of the corporation and by the affirmative votes of holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Except as specified in Section 203, an interested stockholder is generally defined to include any person who, together with any affiliates or associates of that person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, any time within three years immediately prior to the relevant date. Under certain circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect not to be governed by this section, by adopting an amendment to the certificate of incorporation or bylaws, effective 12 months after adoption. Our certificate of incorporation and bylaws do not opt out from the restrictions imposed under Section 203. We anticipate that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with the board because the stockholder approval requirement would be avoided if a majority of the directors then in office excluding an interested stockholder approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. These provisions may have the effect of deterring hostile takeovers or delaying changes in control, which could depress the market price of our common stock and deprive stockholders of opportunities to realize a premium on shares of common stock held by them.

Contractual Provisions

Our employee stock option agreements may include change-in-control provisions that allow us to grant options or stock purchase rights that may become vested immediately upon a change in control. The terms of change of control provisions contained in certain of our senior executive employee agreements may also discourage a change in control of our Company.

Our board of directors also has the power to adopt a stockholder rights plan that could delay or prevent a change in control of our Company even if the change in control is generally beneficial to our stockholders. These plans, sometimes called “poison pills,” are oftentimes criticized by institutional investors or their advisors and could affect our rating by such investors or advisors. If our board of directors adopts such a plan, it might have the effect of reducing the price that new investors are willing to pay for shares of our common stock.

Exclusive Forum Provision

Our bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for:

(a) any derivative action or proceeding brought on behalf of our Company;

(b) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the Company to the Company or the Company's stockholders;

(c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation, or these by-laws; or

(d) any action asserting a claim governed by the internal affairs doctrine;

in each case, subject to said court having personal jurisdiction over the indispensable parties named as defendants therein. If any action the subject matter of which is within the scope of this Section is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Section (an “Enforcement Action”); and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section.

The enforceability of similar choice of forum provisions in other companies’ bylaws and certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our bylaws to be inapplicable or unenforceable in such action.

These provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act, Securities Act or any other claim for which the federal courts have exclusive or concurrent jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions. Our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our shareholders will not be deemed to have waived our compliance with these laws, rules and regulations.

Together, these charter, statutory and contractual provisions could make the removal of our management and directors more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our common stock. Furthermore, the existence of the foregoing provisions, as well as the significant common stock beneficially owned by our founder, executive officer, members of our board of directors, and others could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his/her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

No public market currently exists for shares of our common stock. Subsequent to the effective date of the registration statement of which this prospectus is a part, we intend to have our shares quoted on the OTCQB operated by OTC Markets Group, Inc., although we have made no arrangements to have our shares quoted on the OTCQB as of the date of this prospectus. We cannot assure you that our shares will ever be quoted on the OTCQB, or if our shares are quoted on the OTCQB, that an active trading market will develop.

Stock transfer agent

We have not engaged the services of a transfer agent at this time. We plan to retain the services of an independent stock transfer agent upon closing of this offering.

Recent sales of unregistered securities

Set forth below is information regarding all securities issued by our Company since inception on September 9, 2019.

November 2019 Private Placement

In connection with the organization of our Company, on November 8, 2019 we issued 950,000 shares of our common stock to our founder and certain of our advisors for total consideration of $950, or $0.001 per share, for services rendered by these persons to our Company.

January 2020 Private Placement

In January 2020, we issued 29,500 shares of our common stock to accredited investors for total consideration of $191,750, or $6.50 per share.

In connection with the above transactions, no general solicitation occurred, no commission or other remuneration was paid, no underwriter participated, and no registration rights were provided. We relied upon on the exemption from registration provided in Section 4(a)(2) and Regulation D of the Securities Act. Other than the securities mentioned above, we have not issued or sold any securities.

Shares Available For Future Sales

Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. As of the date of this Prospectus, 979,500 shares of our common stock are be outstanding. As of the date of this prospectus, 33,500 of our outstanding shares will be freely tradable.

Shares of common stock held by our affiliates or otherwise not sold pursuant to this prospectus, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person would be entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144 as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell, within any three-month period, a number of shares that does not exceed the greater of: (i) 1% of the number of shares of our common stock then outstanding; or (ii) the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale. Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the names, addresses, amount and nature of beneficial ownership and percent of such ownership of (i) each person or group known to our Company to be the beneficial owner of more than five percent (5%) of our common stock; and (ii) each of our officers and directors, and officers and directors as a group:

	Shares Beneficially Owned
Name and Address of Beneficial Owner (1)(2)	Number	Percent (3)
5% Stockholders
Meraki Partners LLC (4)	100,000	10.2%

Directors and Executive Officers (5)
Stephen Epstein, Chief Executive Officer, President, Chief Financial Officer, Secretary and Director	675,000	69.0%
Kenneth Hawkins, Director	100,100	10.2%
Howard T. Wall, III, Director	26,000	2.6%
All executive officers and directors as a group (3persons)	801,100	81.8%
———————
(1)
As of the date hereof, such holders had the sole voting and investment power with respect to the voting securities beneficially owned by them, unless otherwise indicated herein. Includes the person's right to obtain additional shares of common stock within 60 days of the date of this Prospectus.
(2)
In care of the Company at 718 Thompson Lane, Suite 108-273, Nashville, Tennessee 37204.
(3)
Based on 979,500 shares of common stock outstanding as of the date of this Prospectus.
(4)
Joel Arberman is the Managing Member of Meraki Partners, LLC and has sole voting and investment power over these securities
(5)
If a person listed on this table has the right to obtain additional shares of common stock within 60 days from the Record Date, the additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

We are not aware of any arrangements that could result in a change of control.

Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock upon the Company becoming a fully reporting company under the Exchange Act by the Company filing a Form 8-A.  The Company intends to file a Form 8-A immediately upon effectiveness of this registration statement thus registering a class of securities under Section 12 of the Exchange Act.  Until such time, the officers and directors and persons who own more than ten percent will not have to file such reports.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are compiled within a timely fashion.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	200,000(1)	-	200,000
Equity compensation plans not approved by security holders	-	-	-
Total	200,000	-	200,000

(1)
Reflects our 2020 Equity Incentive Plan for the benefit of our directors, officers, employees and consultants. We have reserved 200,000 shares of common stock for such persons pursuant to that plan.

DESCRIPTION OF OUR BUSINESS

Corporate Information

Healthcare Business Resources Inc. was incorporated in Delaware on September 9, 2019. We conduct all our operations through our wholly owned subsidiary, HBR Business Development, LLC which was incorporated in Delaware on January 21, 2020. Our business address 718 Thompson Lane, Suite 108-273, Nashville, Tennessee 37204 and our telephone number is 615-856-5542. In this prospectus, unless context requires otherwise, references to “we,” “our,” “us” and “our Company” refer to Healthcare Business Resources Inc., a Delaware corporation, and all subsidiaries.

Principal Services

We are in our development stage. We plan to generate revenue by providing consulting services. These services include:

●
management consulting related to sales, marketing, business development and advisory board functions to healthcare organizations; and
●
financial incentive program services to identify grants, tax credits and other government incentives for companies across a variety of industries including healthcare.

Our management, board of advisors and board of directors have extensive experience in market expansion strategies, financial analysis, acquisition integration, management consulting and training, healthcare law, corporate law, capital markets, mergers and acquisitions. We believe the combined experience, knowledge, credibility and connections of our people are unique and potentially valuable to prospective clients. As a result, even though we are a new business with no revenues to date, we believe we will successfully execute our business plan. See “Description of Business - Our Competitive Strengths” in this prospectus.

Management consulting services

Our management consulting services are designed to help clients increase revenue, improve overall efficiency of their operations, grow strategically and increase profitability. We provide clients with advice and assistance tailored to address each client’s challenges and opportunities, with a focus on healthcare organizations that are facing significant operational and financial changes. We believe that distressed companies respond to challenges by restructuring their business and capital structure, while healthy companies strive to capitalize on opportunities by improving operations, reducing costs and maximizing revenue. Many organizations have limited resources dedicated to respond effectively to challenges and opportunities. As a result, we believe many organizations seek to supplement their internal resources with experienced independent consultants like us.

As part of our management consulting services, we will perform an initial review of a prospective clients relevant financial, tax and business documentation at no cost to determine areas for potential corporate improvement and growth opportunities.

We plan to charge clients a fee for our management consulting services based on time (e.g. hourly or monthly) or based on a percentage of cost savings or incremental revenue (e.g. revenue or cost savings). As of the date of this Prospectus, we have acquired one customer who has contracted with us to market its services in exchange for a performance-based fee equal to 50% of any fee collected by this customer from business referred by our Company to this customer. We cannot estimate the value of the fee or fees we may obtain from this engagement, if any. As of the date of this Prospectus, have not generated any management consulting services revenue and we are unable to determine how long, if ever, it will take to generate any management consulting services revenue. We cannot assure you that we will ever generate enough management consulting revenue to sustain our operations.

Financial incentive program services

Our financial incentive program services are designed to identify grants, tax credits and other government incentives for companies across a variety of industries including healthcare. We will assist with advising on and documenting business processes related to such credits and rebates and work with certified public accounting firms and business owners to compile reports and documentation required to apply for various financial incentive programs.

As part of our financial incentive program services, we will perform an initial review of a prospective client’s relevant financial, tax and business documentation at no cost to determine the potential economic benefits from various federal and state incentive programs.

We plan to charge clients a fee primarily based on the economic benefit we facilitate from any incentive programs, when permitted by any applicable rules and guidelines. Where contingency fees are not permissible, fixed fee contracts may be used. As part of our incentive program services, we may be at risk for certain third-party accounting, legal and consulting fees until such time as we are reimbursed by our client, if ever.

As of the date of this Prospectus, we have acquired one customer who has contracted with us to assess, evaluate and implement our financial incentive program services. Specifically, we contracted with a software company that delivers structured reporting and coding solutions to healthcare facilities ranging from small practices to large hospital systems. The client is owned by a non-affiliate Selling Stockholder. We contracted to provide financial incentive services, including assistance to identify potential grants, incentives, refunds, tax credits and future savings/and or programs that might be available as well as to make recommendations to optimize growth and profitability. Under the terms of the agreement, we and our third-party consultants, will pursue any economic benefits identified on behalf of our client but performing additional services, including but not limited to further review of financial and tax information, tax planning, program application, accounting work and preparation and filing of tax returns and/or amendments and work with the client to optimize process improvement and documentation. Under the terms of our agreement, our fees are 5% of the economic benefit obtained as a result of our services, are earned upon performing of the services but we have agreed to accept payment for services rendered to within 10 days of our client receiving any financial incentives from the United States Treasury or other Government organization. While we estimate the value of our fee for this engagement to be approximately $7,500, there is no assurance we will be successful at providing the Services or that the client will receive the estimated economic benefit.

Currently, have multiple consulting opportunities in various stages of active review by potential customers; however, we cannot assure you that any of these potential customers will engage our Company for services. Further, we cannot assure you that we will ever generate enough financial incentive program revenue to sustain our Company’s operations.

Strategy

The key elements of our business model and growth strategy are as follows:

1.
Attract highly qualified advisors and consultants. We believe performance-based compensation, including stock option plan participation, will enable us to attract top talent. In the near term, we plan to primarily engage independent advisors and consultants to minimize our fixed operating expenses. To date, we have entered into advisory board agreements with advisors who have healthcare industry experience in market expansion strategies, financial analysis, acquisition integration, management consulting and training, healthcare law, corporate law, capital markets, mergers and acquisitions.

2.
Grow our network of potential clients. We plan to grow our network of healthcare and other organizations that could benefit from our services. To be successful, we must establish and strengthen the awareness of our brand.  We believe that maintaining and enhancing our brand recognition is an important aspect of our efforts to generate revenue. In the near term, we plan to promote awareness of our services through public relations efforts, social media outreach, Internet marketing and business development partnerships.  Our goal is to attract healthcare and other organizations who are primarily interested in growing their business through sales, marketing and business development.

3.
Pursue strategic acquisitions. We intend to evaluate select acquisitions of complementary businesses as another means to broaden the scope of our capabilities and our client base. For example, we are interested in acquiring companies that provide consulting, training, education, marketing, audits, cost recovery, group purchasing, compliance, certification, security, information technology and other non-clinical healthcare business services. We believe strategic acquisitions can enable us to scale our revenue with less business risk. While we have not pursued any potential acquisition targets to date or have any agreements to acquire any business at this time, any future acquisition may result in unforeseen operating difficulties and expenditures particularly if the key personnel of the acquired company choose not to work for us and we may have difficulty retaining the customers of any acquired business due to changes in management and ownership. Acquisitions may also disrupt our ongoing business, divert our resources and require significant management attention that would otherwise be available for ongoing development of our business.

Sales and Marketing

We presently identify prospective management consulting and financial incentive program opportunities through personal and professional relationships of our CEO Stephen Epstein. In the future, we plan to pay for online advertisements and may enter into third-party marketing agreements to expand our reach.

We also plan to position ourselves as an opinion leader in the field through the creation of media and content; podcasts, articles, essays and other such materials to build good PR for the business and attract interest for our various consulting and advisory services. This includes possibly exhibiting and speaking at conferences and advertising in trade journals, associations, etc. We also plan to generate referral and word-of-mouth programs to drive interest for services.

Our marketing budget is subject to several factors, including our results of operations and cash flow. If our results of operations exceed our expectations over the next twelve months, we expect to increase significantly our marketing budget, which we expect will enable us to increase revenues. At present, there is no direct correlation between revenues and marketing expenses.

Competition

We operate in a highly competitive industry. The market for our services is competitive and rapidly changing, and the barriers to entry are relatively low. We experience competition from large established businesses possessing large, existing customer bases, substantial financial resources and established distribution channels. We expect competition to persist and intensify in the future. Competition could result in reduced sales, reduced margins or the failure of our services to achieve or maintain more widespread market acceptance, any of which could harm our business and our operating results could be harmed. Our principal competitors include any entity or individual providing consulting services, but not limited to business consultants, growth consultants, sales consultants, marketing consultants, distribution consultants and financial consultants.

Our current and potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their offerings. Our current and potential competitors have more extensive customer bases and broader customer relationships than we have. If we are unable to compete with such companies, the demand for our offering could substantially decline.

Our Competitive Strengths

We believe our competitive strength comes from our people, our approach to business and our business model.

1.
Our people: Our management, board of advisors and board of directors have extensive experience and relationships in market expansion strategies, financial analysis, acquisition integration, management consulting and training, healthcare law, corporate law, capital markets, mergers and acquisitions. We believe the combined experience, knowledge, credibility and connections of our people are unique and potentially valuable to prospective clients.

2.
Our business approach: We believe that the best business relationships provide tangible benefits to each party. A central tenet of our business approach is to ensure that we can provide significant value to a prospective client before entering into any services agreement. To understand the scope of a potential engagement and ensure we can satisfy the prospective clients’ primary objectives of any engagement, we are willing and able to spend time with their management team, on a completely complimentary basis, to discuss challenges and opportunities and perform an initial review of their relevant financial, tax and business circumstances. We believe the business approach of investing time and effort upfront and before any service engagement, helps establish trust and credibility, while enabling us and the prospective client to better determine if and how we can add value before entering into any agreement.

3.
Our business model: Aside from the traditional management consulting services model where compensation is based on an hourly or monthly fee, our business model supports the engagement with clients on a performance basis. We believe that offering select clients the option to compensate us based entirely on the tangible value we provide is uncommon in our field and may enable us to attract and retain clients in competitive scenarios.

Intellectual Property

We do not own any patents, trademarks, licenses, franchises or concessions aside from the HealthcareBusinessResources.com domain name. To protect our proprietary rights, we will generally rely on copyright, trademark and trade secret laws, confidentiality agreements with employees and third parties.

Third parties may copy or obtain and use our proprietary ideas, know-how and other proprietary information without authorization or independently develop similar or superior intellectual property. Our competitors may obtain proprietary rights that would prevent, or limit or interfere with our ability to sell our services. If we are found to infringe on the proprietary rights of others and may be required to incur substantial costs to defend any litigation, cease offering our services, obtain a license from the holder of the infringed intellectual property right or redesign our services.

Legal standards relating to the validity, enforceability and scope of protection of certain proprietary rights are still evolving. We cannot be sure of the future viability or value of any of our proprietary rights or of similar rights of other companies within this market. We cannot be certain that the steps taken by us will prevent misappropriation or infringement of our proprietary information.

Any litigation might result in substantial costs and diversion of resources and management attention and could have a material adverse effect on our business, results of operations and financial condition.

Technology

We currently use off the shelf technology to operate our business.

Regulation of our Business

We are not currently subject to direct regulation by any governmental agency other than laws and regulations generally applicable to businesses. We are subject to common business, tax and regulations pertaining to the operation of our business. We believe that compliance of governmental regulations will be additional responsibilities of our management.

Employees

We have one full-time employee and one part-time subcontracted accountant in the United States. From time to time, we expect to employ additional independent contractors as well as legal, accounting and other specialized professionals to support our sales, marketing, business development and administrative needs. We believe our relations with our employees are generally good and we have no collective bargaining agreements with any labor unions.

Our success will depend on our ability to hire and retain additional qualified marketing, sales, technical and other personnel. Qualified personnel are in high demand. We face considerable competition from other management consulting service firms for these personnel, many of which have significantly greater resources than we have.

Properties

Our corporate headquarters is in Nashville, Tennessee. Substantially all our operating activities are conducted from 400 square feet of office space provided by our CEO at no charge. We believe that additional space may be required as our business expands and believe that we can obtain suitable space as needed.

Material agreements

Advisory Board Agreement with Kenneth Hawkins

Mr. Hawkins is a seasoned mergers and acquisitions executive with more than 40 years of experience in driving market expansion strategies, closing transactions, public company reporting, financial analysis and transaction integration. Mr. Hawkins previously served as Senior Vice President of Acquisitions and Development at Community Health Systems (NYSE: CYH) where he completed more than 200 hospital, physician and services transactions to help grow revenues from $700 million to over $19 billion.

We entered into an advisory board agreement with Kenneth Hawkins on October 28, 2019. Mr. Hawkins was engaged as an independent contractor to act as an advisor to the board and management. The agreement expires on November 8, 2021. Upon founding of our company, Mr. Hawkins was issued 50,000 shares of common stock at the par value of $0.001.

We entered into a second agreement with Kenneth Hawkins on November 8, 2019 where he was issued an additional 50,000 shares of common stock at the par value of $0.001. Of these additional shares, 25,000 vested when Mr. Hawkins joined our board of directors on May 15, 2020 and 25,000 shares vest on May 15, 2021.

Advisory Board Agreement with Howard T. Wall, III

Mr. Wall is a healthcare attorney and business executive with over 37 years of healthcare law and business experience. He previously served as Executive Vice President and Chief Administrative Officer, General Counsel and Secretary of Regional Care Hospital Partners since 2011. Prior to that, he served as Senior Vice President, General Counsel and Secretary for Capella Healthcare, Senior Vice President, General Counsel and Secretary for Province Healthcare and an attorney in private practice with Waller Lansden Dortch & Davis.

We entered into an advisory board agreement with Howard T. Wall, III on November 8, 2019. Mr. Wall was engaged as an independent contractor to act as an advisor to the board and management. The agreement expires November 8, 2022. At inception, Mr. Wall was issued 25,000 shares of common stock at par value of $0.001. Mr. Wall joined our board of directors on May 15, 2020.

Advisory Board Agreement with Scott Leune

Mr. Leune is the co-founder and CEO of Dental Whale, a management consulting, training and support service firm in dentistry. Mr. Leune founded, merged or acquired eleven companies under the Dental Whale brand. He has experience integrating dental industry related consulting, training and service companies.

We entered into an advisory board agreement with Scott Leune on November 8, 2019. Mr. Leune was engaged as an independent contractor to act as an advisor to the board and management. The agreement expires November 8, 2022. At inception, Mr. Leune was issued 25,000 shares of common stock at par value of $0.001.

Advisory Board Agreement with Richard Tinsley

Mr. Tinsley is the President and CEO of Stoneridge Partners, a middle-market home healthcare mergers and acquisitions advisory firm. Mr. Tinsley has a practical background in both law and tax, having worked as a tax consultant at Ernst & Young and as a practicing attorney.

We entered into an advisory board agreement with Richard Tinsley, Esq. & CPA on November 8, 2019. Mr. Tinsley was engaged as an independent contractor to act as an advisor to the board and management. The agreement expires November 8, 2022. At inception, Mr. Tinsley was issued 15,000 shares of common stock at par value of $0.001.

Advisory Board Agreement with Michael Portacci

Mr. Portacci’s background includes mergers and acquisitions, integration and experience in working with executive teams and physician constituents. He completed his 30 year career with Community Health Systems, Inc. (NYSE: CYH) as Division President, where he oversaw 30+ hospitals in seven states with revenues of approximately $4 billion and EBITDA in excess of $600 million.

We entered into an advisory board agreement with Michael Portacci on November 8, 2019. Mr. Portacci was engaged as an independent contractor to act as an advisor to the board and management. The agreement expires November 8, 2022. At inception, Mr. Portacci was issued 10,000 shares of common stock at par value of $0.001.

No Non-Compete Agreements with Advisory Board Members. None of our advisors have a non-competition agreement with our Company. However, none of our advisors are currently separately engaged, nor do they anticipate being separately engaged, by any potential client of our Company. Advisors who also serve as members of our board of directors owe certain fiduciary obligations to our Company, including a duty of loyalty, pursuant to applicable provisions of Delaware General Corporation Law (DGCL). Generally, this means that Board members must refrain from personal or professional dealings that put their own self-interest or that of another person or business above the interest of our Company.

Consulting Agreement with Meraki Partners, LLC

We entered into an agreement with Meraki Partners, LLC, a Florida limited liability company, to provide us with business consulting services until September 9, 2020, including to consult and advise about: (a) our corporate structure and strategic advice in connection with going public; (b) engaging appropriate SEC counsel, auditors, transfer agents and other professionals for the purpose of going public as a registered fully reporting public company; (c) assistance in the compilation of information necessary for preparation of this registration statement; (d) advice on responses to registration statement comments by the Securities and Exchange Commission and comments by FINRA regarding quotation of our securities and (e) compilation of the information necessary to achieve a Standard Manual exemption for secondary trading. At inception, we paid Meraki Partners, LLC 100,000 shares of our common stock at par value of $0.001 per share for the services described above.

Legal proceedings

We may from time to time be involved in routine legal matters incidental to our business; however, we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis should be read in conjunction with the financial statements as included with this Form S-1. The results shown herein are not necessarily indicative of the results to be expected for any future periods.

This discussion contains forward-looking statements, based on current expectations with respect to future events and financial performance and operating results, which statements are subject to risks and uncertainties, including but not limited to those discussed below and elsewhere in this Prospectus that could cause actual results to differ from the results contemplated by these forward looking statements. We urge you to carefully consider the information set forth in this Prospectus under the heading “Cautionary Statement Regarding Forward Looking Statements” and “Risk Factors”.

Background overview

We are in our development stage. We plan to generate revenue by providing consulting services. These services include:

●
management consulting related to sales, marketing, business development and advisory board functions to healthcare and other organizations; and
●
financial incentive program services to identify grants, tax credits and other government incentives for companies across a variety of industries including healthcare.

As of the date of this prospectus, we have not generated any revenue and we are unable to determine how long, if ever, it would take to attract paying clients. There can be no assurance we will ever generate enough revenue to sustain our operations.

Results of Operations

For fiscal year ending February 28, 2020:

Revenues

We generated no revenue from inception to our fiscal year ending February 28, 2020.

Operating Expenses

Our operating expenses of $19,857 from inception to our fiscal year ending February 28, 2020 consisted primarily of incorporation services, accounting services and consulting services. We expect our operating expenses to increase in 2020 and 2021 as a result of increased operating activity to implement our business plan and the added expenses associated with the filing of a public offering and thereafter reporting with the Securities and Exchange Commission.

Net Loss

We recorded a net loss of $19,857 for our fiscal year ending February 28, 2020.

Liquidity and Capital Resources

As of February 28, 2020, we had total current assets of $172,843 consisting primarily of cash and we had total current liabilities of $0.

From inception through February 28, 2020, the Company used $19,857 of cash in operating activities. Our primary source of cash outflows include payroll, accounting services, audit services, legal services, regulatory expense and consulting services. Cash outflows typically occur in close proximity of expense recognition.

From inception through February 28, 2020, the Company raised $191,750 in cash from financing activities. Our primary source of cash inflows totaling $191,750 is capital raised from investors. We believe that our existing cash on hand and additional cash generated from operations will provide us with sufficient liquidity to meet our operating needs for the next 12 months.

At February 28, 2020, we had no non-cancellable lease obligations and we had we had no other off-balance sheet arrangements, commitments or guarantees that require additional disclosure or measurement.

Covid-19 Risks, Impacts and Uncertainties

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 Outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 Outbreak as a pandemic, based on the rapid increase in exposure globally.

The full impact of the COVID-19 Outbreak continues to evolve as of this date. As such, we cannot estimate the full magnitude that the pandemic will have on our business. If the COVID-19 Outbreak continues, it may have a material adverse effect on the Company’s financial condition, liquidity, and future results of operations for the Company’s fiscal year ending February 28, 2021 and beyond. Management is actively monitoring the impact of the global pandemic on its financial condition, liquidity, operations, industry, and workforce.

Given the daily evolution of the COVID-19 Outbreak and the global responses to curb its spread, the we are not able to estimate the effects of the COVID-19 Outbreak on its results of operations, financial condition, or liquidity for the Company’s fiscal year ending February 28, 2021.

Critical Accounting Policies

Our critical accounting policies, including the assumptions and judgments underlying them, are disclosed in the Notes to the Financial Statements. We have consistently applied these policies in all material respects. We do not believe that our operations to date have involved uncertainty of accounting treatment, subjective judgment, or estimates, to any significant degree.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

  The name, age and position of our officers and directors is set forth below:

Name	Age	Title	Held Position Since
Stephen Epstein	39	Chief Executive Officer, President, Chief Financial Officer, Principal Accounting Officer, Director, Promoter	September 2019
Kenneth Hawkins	70	Director, Promoter	May 2020
Howard T. Wall, III	61	Director	May 2020
Joel Arberman	47	Promoter	September 2019

The following information sets forth the backgrounds and business experience of the directors and executive officers.

Stephen Epstein has been Director, Chief Executive Officer, President, Chief Financial Officer and Principal Accounting Officer since September 2019. Mr. Epstein is also a Director of CalSouth Corp, a real estate development company, since March 2016, Manager for the Realiste Fund, LP, a private equity fund, since February 2019 and Managing Member of DollarCamp C&B, LLC, a publishing and training company since 2009. Mr. Epstein has a B.A. in International Relations from The University of Southern California and is a Certified Commercial Investment Member (CCIM). Mr. Epsteins qualifications to serve on our board of directors include his knowledge of our company and his leadership at our company.

Kenneth Hawkins, CPA has been an advisor to our company since September 2019 and Chair of the board of directors since May 2020. Mr. Hawkins is also the Principal of KDH Consulting since January 2017, Senior Advisor at Farlie Turner & Co. since December 2017 and a Senior Consultant at Community Health Systems since January 2017 where he was previously the Senior Vice President of Acquisitions and Development from January 1997 to December 2016. Mr. Hawkins has a business administration degree in Accounting from James Madison University and a Masters degree in Tax from the Virginia Commonwealth University – School of Business. Mr. Hawkins qualifications to serve on our board of directors include his knowledge of our company, the healthcare services industry and his leadership at our company.

Howard T. Wall, III has been an advisor to our company since September 2019 and a member of our board of directors since May 2020. Mr. Wall has been an independent healthcare attorney and business advisor since January, 2019. From June 2011 to December 2018, he served as the Executive Vice President, General Counsel, Chief Administrative Officer and Secretary of RegionalCare Hospital Partners (d/b/a RCCH Healthcare Partners). Mr. Wall received a B.A. degree in history and social science from Trevecca Nazarene University in 1980 and received a J.D. degree from Washington & Lee University School of Law in 1983. Mr. Walls qualifications to serve on our board of directors include his knowledge of our company, the healthcare services industry and his leadership at our company.

Director Compensation

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Director Independence

Although we do not currently trade on the NASDAQ or any other trading medium, our board of directors has reviewed each of the Directors’ relationships with the Company in conjunction with NASDAQ Listing Rule 5605(a)(2) that provides that an “independent director” is ‘a person other than an executive officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.’ Our board of directors has affirmatively determined that none of our directors are independent directors that are independent of management or free of any relationship that would interfere with their independent judgment as members of our board of directors. The following members of our board of directors, Stephen Epstein, Kenneth Hawkins and Howard T. Wall, III are not independent directors pursuant to the standards described above.

Committees of the Board of Directors

Due to our development stage and smaller sized management team and board of directors, our board of directors has no nominating, auditing or compensation committees or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Code of Ethics

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to S-1 the registration statement of which this prospectus is a part. Any person desiring a copy of our Code of Business Conduct and Ethics, can obtain one by going to www.sec.gov and looking at the exhibit attached to this Form S-1 registration statement.

Term of office

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies. Each executive officer serves at the discretion of our board of directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Involvement in certain legal proceedings

During the past ten years, none of our directors, officers or promoters have been involved in any of the legal proceedings described in paragraph (f) of Item 401 of Regulation S-K.

EXECUTIVE COMPENSATION

Summary Compensation Table

Not applicable

Employee, Severance, Separation and Change in Control Agreements

Stephen Epstein. Mr. Epstein is our Chief Executive Officer, President and Chief Financial Officer. Under the terms of our verbal agreement with Mr. Epstein, he is not paid a salary but is entitled to reimbursement of reasonable business expenses. Mr. Epstein will devote up to 40 hours per week to our company. He does not have a non-competition agreement with the company; but is not separately engaged, nor does he anticipate being separately engaged, in any competitive businesses.

We were incorporated on September 9, 2019. For the fiscal year ended February 28, 2020, no compensation was awarded to, earned by, or paid to Mr. Epstein. We have no other any of the named executive officers.

Pension, retirement or similar benefit plans

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Stock Option Grants

We did not grant any stock options to anyone during the most recent fiscal period ended February 28, 2020.

Outstanding Equity Awards

There are no outstanding equity awards for the most recent fiscal period ended February 28, 2020.

Potential Payments Upon Termination or Change In Control

None.

Director Compensation

We were incorporated on September 9, 2019. For the fiscal year ended February 28, 2020, no compensation was awarded to, earned by, or paid to any director.

Indemnification

Our certificate of incorporation provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

Not Applicable.

Policies and Procedures for Related-Party Transactions

Our Company does not have any formal written policies or procedures for related party transactions, however in practice, our board of directors reviews and approves all related party transactions and other matters pertaining to the integrity of management, including potential conflicts of interest and adherence to standards of business conduct. We have no independent directors on our board of directors.

Promoters and control persons

Stephen Epstein, Kenneth Hawkins and Joel Arberman served as our Company’s promoters. No other person has served as a promoter or control person for our Company. In exchange for services rendered, for the value as set forth below (as determined by our Company’s promoters), at the time of our initial organization, our Company granted the number of shares of our common stock to our Company’s promoters set below in the amounts and for the consideration set forth next to their names:

Name	Date	No. Shares Issued†	Value($)

Stephen Epstein	September 22, 2019	675,000	$$675
Kenneth Hawkins	September 22, 2019	100,000	$$100
Howard T. Wall, III	September 22, 2019	25,000	$$25
Joel Arberman (1)	September 22, 2019	100,000	$$100
———————
(1)
Issued in the name of Meraki Partners, LLC

Family Relationships

There are no family relationships between any of our directors, executive officers or directors.

INTEREST OF NAMED EXPERTS AND COUNSEL

Not applicable.

LEGAL

The validity of the common stock offered hereby will be passed upon by David M. Bovi, P.A.

EXPERTS

The balance sheet of Healthcare Business Resources, Inc.(the “Company”) as of February 29, 2020, the related statements of operations, changes in stockholders' equity and cash flows for the period from September 9, 2019 (inception) to February 29, 2020, and the related notes, included in this prospectus and elsewhere in the registration statement have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance on such report of such firm given upon their authority as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

None

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

The registration statement on Form S-1, of which this prospectus forms a part, including exhibits, is available at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with, or furnish to, the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call (202) 551-8090 for further information on the operations of the public reference facilities.

Healthcare Business Resources Inc.

FINANCIAL STATEMENTS

FOR THE YEAR ENDED FEBRUARY 29, 2020

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Healthcare Business Resources, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Healthcare Business Resources, Inc. (the “Company”) as of February 29, 2020, the related statements of operations, stockholders’ equity and cash flows, for the period from September 9, 2019 (inception) to February 29, 2020, and the related notes  (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of February 29, 2020, and the results of its operations and its cash flows for the period from September 9, 2019 (inception) to February 29, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2020.

Costa, Mesa, California
June 5, 2020

HEALTHCARE BUSINESS RESOURCES, INC.

BALANCE SHEET
As of February 29, 2020

February 29, 2020
ASSETS

Current Assets
Cash	$172,843
Total Current Assets	172,843

Total Assets	$172,843

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Total Current Liabilities	$-

Total Liabilities	$-

COMMITMENTS AND CONTINGENCIES (NOTE 5)

Stockholders’ Equity
Common stock; $0.001 par value; 200,000,000 shares authorized, 979,500 shares issued and outstanding	980
Additional paid-in capital	191,720
Accumulated deficit	(19,857)
Total Stockholders’ Equity	172,843
Total Liabilities and Stockholders’ Equity	$172,843

The accompanying notes are an integral part of these financial statements.

HEALTHCARE BUSINESS RESOURCES, INC.
STATEMENT OF OPERATIONS
For the period from September 9, 2019 (inception) to February 29, 2020

February 29, 2020

Revenue	$--

Operating expenses

Professional fees	17,000
Share based compensation	950
Other expenses	1,907
Total operating expenses	$19,857

Loss from operations	$(19,857)

Net loss before income taxes	$(19,857)
Income tax provision	-
Net loss after income taxes	(19,857)

Net loss per common share - basic and fully diluted	$(0.06)

Weighted average common shares outstanding - basic and diluted	342,225

The accompanying notes are an integral part of these financial statements.

HEALTHCARE BUSINESS RESOURCES, INC.
STATEMENT OF STOCKHOLDERS’ EQUITY
From the period from September 9, 2019 (inception) to February 29, 2020

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amounts	Capital	Deficit	Equity

Balance, September 9, 2019 (inception)	-	$-	$-	$-	$-

Shares issued for services rendered	950,000	950	-	-	950

Shares issued by private placement	29,500	30	191,720		191,750

Net loss				(19,857)	(19,857)

Balance, February 29, 2020	979,500	$980	$191,720	$(19,857)	$172,843

The accompanying notes are an integral part of these financial statements.

HEALTHCARE BUSINESS RESOURCES, INC.
STATEMENT OF CASH FLOWS
For the period from September 9, 2019 (inception) to February 29, 2020

February 29, 2020

Cash flows from operating activities:
Net loss	$(19,857)
Adjustments to reconcile net loss to net cash used in operating activities:
Share based compensation	950
Net cash used in operating activities	$(18,907)

Cash flows from investing activities	-

Cash flows from financing activities

Shares issued to investors	191,750
Net cash provided by financing activities	$191,750

Net change in cash and cash equivalents	172,843
Cash and cash equivalents, at beginning of period	-
Cash and cash equivalents, at end of period	$172,843

Supplemental cash flow information:
Interest paid	$-
Income taxes paid	$-

HEALTHCARE BUSINESS RESOURCES, INC.
NOTES TO FINANCIAL STATEMENTS
For the period from September 9, 2019 (inception) to February 29, 2020

1. NATURE OF BUSINESS
On September 9, 2029 (commencement of operations), Healthcare Business Resources, Inc. (the “Company”), a domestic corporation was organized in Delaware to provide consulting services. These services include management consulting related to sales, marketing, business development and advisory board functions to healthcare organizations; and financial incentive program services to identify grants, tax credits and other government incentives for companies across a variety of industries including healthcare.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The accounting and reporting policies of the Company conform with accounting principles generally accepted in the United States of America, and, as such, include amounts based on judgments, estimates, and assumptions made by management that affect the reported amounts of assets and liabilities and contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company is in the development stage, which is defined as an entity devoting substantially all of its efforts to establishing a new business and for which its primary line of business has not yet begun. As of February 29, 2020, the Company was still in the process of developing its accounting policies and procedures. Following is a description of the more significant accounting policies followed by the Company.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. There were no cash equivalents as of February 29, 2020.

Expenses
Expenses are recognized when incurred. No revenue was recognized for the period ended February 29, 2020, as the primary line of business has not yet begun.

Income Taxes
 Income taxes are accounted for under the asset-and-liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the Enactment date. A valuation allowance is established for deferred tax assets that, based on management’s evaluation, are not expected to be realized.

Tax benefits of uncertain tax positions are recorded only where the position is “more likely than not” to be sustained based on their technical merits. The amount recognized is the amount that represents the largest amount of tax benefit that is greater than 50% likely of being ultimately realized. A liability is recognized for any benefit claimed or expected to be claimed, in a tax return in excess of the benefit recorded in the financial statements, along with any interest and penalty (if applicable) in such excess. The Company has no uncertain tax positions as of February 29, 2020.

Fair value of Financial Instruments
The company’s financial instruments consist primarily of cash, accounts receivable and payables. The carrying values of these financial instruments approximate their respective fair values as they are short-term in nature or carry interest rates that approximate market rate.

Other Recently Issued Accounting Guidance
During the period from September 9, 2019 through February 29, 2020, the FASB issued certain other accounting standard updates that were not relevant to the Company’s operations.

3. INCOME TAXES

No provision for federal income taxes has been recognized for the period ended February 29, 2020, as the Company incurred a net operating loss for income tax purposes and has no carry back potential. The components of deferred tax asset at February 29, 2020, are as follow:

2020
Net operating loss	$3,900
Less: Valuation Allowance	$(3,900)
Net Deferred tax asset	$-

A valuation allowance is recorded if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets may not be realized. At February 29, 2020, the Company recorded a valuation allowance for the entire deferred tax asset due to the uncertainty surrounding the timing of realizing certain tax benefits in future income tax returns. The Company has carryforward losses available to offset future taxable income amounting to $19,000 which expires on 2035.

4. PRIVATE PLACEMENT

The Company issued 29,500 shares at a price of $6.50 per share for $191,750 under a private placement during period ended February 29, 2020.

In addition, the Company issued 950,000 shares in exchange for $950 of services to a group of founders.

5. COMMITMENTS AND CONTINGENCIES

The Company entered into a consulting agreement with a third party. These services are related to the process of registering the corporation as a public company. Compensation for these services was 100,000 shares of the Company common stock. If for any reason, the Company doesn’t proceed to utilize the services of consultant, Mr. Stephen Epstein shall have the right to acquire 50,000 shares held by consultant for the greater of $75,000 or the value of such shares as determined an outside party.

6. RISK CONCENTRATIONS

Financial instruments that potentially expose the Company to certain concentrations of credit risk include cash in bank accounts. The cash deposits, at times, may exceed the amount insured by the Federal Deposit Insurance Corporation (“FDIC”). Beginning January 1, 2013, as per FDIC, all deposit accounts, including checking and savings accounts, money market deposit accounts and certificates of deposit are standardly insured for up to $250,000. The standard insurance coverage is per depositor, per insured bank.

7. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Prospectus

_______________________

Healthcare Business Resources Inc.
718 Thompson Lane, Suite 108-273
Nashville, Tennessee 37204

Until_______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

 Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth all costs and expenses, payable by us in connection with the sale of the shares being registered. All amounts shown are estimates except for the SEC registration fee.:

Expenses	Amount*
SEC Registration Fee	$48
Legal Fees	$25,000
Accounting and Audit Fees	$15,000
EDGAR Filing Fees	$5,000
Blue Sky Qualifications	$0
Transfer Agent and Registrar Fees	$5,000
Total*	$50,048

*All amounts are estimates. We have already paid approximately $30,850 of expenses and will pay the remaining expenses from our cash on hand.

Item 14.  Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

Article VIII of our certificate of incorporation (the “Charter”) provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. This Article Eighth shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this Article Eighth became effective.

Article V of our bylaws provides that the Company shall indemnify and hold harmless to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a "Proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, or officer, or employee, or agent of the Company or, while a director, or officer, or employee, or agent of the Company, is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) actually and reasonably incurred by such person. Notwithstanding the preceding sentence, the Company shall be required to indemnify a person in connection with a Proceeding (or part thereof) commenced by such person only if the commencement of such Proceeding (or part thereof) by the person was authorized in the specific case by the board of directors.

The Company shall pay the expenses (including attorneys' fees) actually and reasonably incurred by a director, officer, or employee, or agent of the Company in defending any Proceeding in advance of its final disposition, upon receipt of an undertaking by or on behalf of such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under Article V of our bylaws or otherwise. Payment of such expenses actually and reasonably incurred by such person, may be made by the Company, subject to such terms and conditions as the general counsel of the Company in his or her discretion deems appropriate. The Company is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees, or agents respecting indemnification and advances, to the fullest extent not prohibited by Delaware General Corporation Law.

Presently, there is no litigation or proceeding involving a director or officer of ours as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any officer or director.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of ours, we have been advised that in the opinion of the Securities and Exchange Commission that the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15.  Recent Sales of Unregistered Securities.

Set forth below is information regarding all securities issued by our Company since inception on September 9, 2019:

November 2019 Private Placement

In connection with the organization of our Company, on November 8, 2019 we issued 950,000 shares of our common stock to our founder and certain of our advisors for total consideration of $950, or $0.001 per share, for services rendered by these persons to our Company.

January 2020 Private Placement

In January 2020, we issued 29,500 shares of our common stock to accredited investors for total consideration of $191,750, or $6.50 per share.

In connection with the above transactions, no general solicitation occurred, no commission or other remuneration was paid, no underwriter participated, and no registration rights were provided. We relied upon on the exemption from registration provided in Section 4(a)(2) and Regulation D of the Securities Act. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits Index.

The listed exhibits are filed with this Registration Statement:

SEC ReferenceNumber	Title of Document	Location

3.1	Certificate of Incorporation	Previously Filed
3.2	Bylaws	Previously Filed
5.1	Opinion Regarding Legality	Previously Filed
10.1	2020 Stock Incentive Plan	Previously Filed
10.2	Meraki Partners, LLC Agreement	Previously Filed
10.3	Form of Advisory Board Agreement	Previously Filed
10.4	Form of HBR Business Development Consulting Agreement	Previously Filed
14.1	Code of Ethics	Previously Filed
23.1	Consent of Marcum LLP	Filed herewith

All other Exhibits called for by Rule 601 of Regulation S-K are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

Item 17. Undertakings.

The undersigned hereby undertakes:

(1)
to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Nashville, Tennessee, on July13, 2020.

Healthcare Business Resources Inc.

By:	/s/ Stephen Epstein
Stephen Epstein
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Stephen Epstein	Chief Executive Officer, President, Chief Financial Officer, Treasurer, Principal Financial and Accounting Officer, Secretary, Director	July 13, 2020
Stephen Epstein

/s/Kenneth Hawkins	Director	July 13, 2020
Kenneth Hawkins

/s/Howard T. Wall, III	Director	July 13, 2020
Howard T. Wall, III